                                                                 EXHIBIT 99.B(4)

                        HARTFORD LIFE INSURANCE COMPANY
                                 P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999
        (A stock life insurance company, hereinafter called the Company)

The Company agrees with the Contract Owner to provide the benefits as described in this contract.

Signed for the Company

     /s/ B. Gardner                       /s/ R. S. Lackey
     -----------------------------------  -----------------------------------
     B. Gardner, SECRETARY                R. S. Lackey, PRESIDENT

INDIVIDUAL SINGLE PREMIUM DEFERRED ANNUITY CONTRACT

READ THIS CONTRACT CAREFULLY

This is a legal contract between the Contract Owner and the Company.

MARKET VALUE ADJUSTMENT FORMULA

This contract contains a Market-Value Adjustment formula. The formula may result in both upward and downward adjustments in the Gross Surrender Value.

The Market-Value Adjustment formula will not be applied when the Contract Owner requests. In Writing:

a) a full or partial surrender at the end of any Guarantee Period if the Company receives the request during the 30 day period preceding the end of such Guarantee Period; or

b) the interest that would have been credited at the end of the Contract Year on the date such interest would have been credited if the Company receives the written request within 30 days at the end of the Contract Year.

NON-PARTICIPATING

RIGHT TO EXAMINE CONTRACT

The Company wants the Contract Owner to be satisfied with this contract. The Company urges the Contract Owner to examine it closely. If for any reason the Contract Owner is not satisfied with this contract, the Contract Owner may surrender the contract by returning the contract within ten days after it was purchased. A written request to surrender the contract must accompany the contract. In such event, the contract will be cancelled and any premium paid will be refunded in full.

                                     [LOGO]
                                  THE HARTFORD

Form HL-12148                                        INDIVIDUAL SINGLE PREMIUM
Printed in U.S.A.                                    DEFERRED ANNUITY CONTRACT

                               TABLE OF CONTENTS

                                                                         PAGE
--------------------------------------------------------------------------------
Contract Specifications                                                   3
Definitions                                                               4
Purchase Payment                                                          5
Contract Control Provisions                                               5
General Provisions                                                        6
Crediting of Interest and Guarantee Periods                               6
Termination Provisions                                                    7
Settlement Provisions                                                     8
Annuity Tables                                                           10

Form HL-12148
Printed in U.S.A.

                            CONTRACT SPECIFICATIONS

CONTRACT NUMBER         SAMPLE             CONTRACT DATE                 OCTOBER 1, 1987
NAME OF ANNUITANT       MATTHEW BROWN      DATE OF ISSUE                 OCTOBER 1, 1987
AGE OF ANNUITANT        35                 ANNUITANT COMMENCEMENT DATE   OCTOBER 1, 2037
SEX OF ANNUITANT        MALE               PURCHASE PAYMENT              $5,000
CONTINGENT ANNUITANT                       INITIAL GUARANTEE PERIOD      5 YEARS
BENEFICIARY             KELLY BROWN        INITIAL GUARANTEE RATE        8%
                                           CONTRACT OWNER                MATTHEW BROWN

      FORM NUMBERS        DESCRIPTION OF BENEFITS
          HL-
     12148, 12142,        INDIVIDUAL SINGLE PREMIUM DEFERRED ANNUITY CONTRACT
     12150, 12151,
     12152, 12146,
     12129, 12168,
      12986, 11613

                                SURRENDER CHARGE

THIS CHARGE IS A PERCENTAGE OF THE GROSS SURRENDER VALUE FOR ANY AMOUNT SURRENDERED DURING THE FIRST 7 CONTRACT YEARS. THIS CHARGE EQUALS:

       CHARGE            CONTRACT YEARS
------------------------------------------
         7%                    1
         6%                    2
         5%                    3
         4%                    4
         3%                    5
         2%                    6
         1%                    7
         0%                THEREAFTER

FOR A SURRENDER MADE AT THE END OF THE INITIAL GUARANTEE PERIOD, NO SURRENDER CHARGE WILL BE APPLIED PROVIDED SUCH SURRENDER OCCURS ON OR AFTER THE END OF THE 3RD CONTRACT YEAR. FOR A SURRENDER MADE AT THE END OF ANY OTHER GUARANTEE PERIOD, NO SURRENDER CHARGE WILL BE APPLIED PROVIDED SUCH SURRENDER OCCURS ON OR AFTER THE END OF THE 5TH CONTRACT YEAR. A REQUEST FOR SURRENDER AT THE END OF THE GUARANTEE PERIOD MUST BE RECEIVED IN WRITING 30 DAYS PRIOR TO THE END OF THE GUARANTEE PERIOD.

                             ANNUAL MAINTENANCE FEE

THE ANNUAL CONTRACT MAINTENANCE FEE IS $0

Form HL-12142
Printed in U.S.A.

DEFINITIONS

The definitions in this section apply to the following words and phrases whenever and wherever they appear in this contract.

ACCOUNT VALUE - The sum of the Purchase Payment and all interest earned to that date; less the sum of the Gross Surrender Value of any surrenders made to that date; and less the sum of the Annual Contract Maintenance Fees deducted to that date.

ANNUAL CONTRACT MAINTENANCE FEE - An amount which is deducted from the Account Value at the end of the Contract Year or on the date of full surrender, if earlier. The amount is shown on Page 3.

ANNUITANT - The person on whose life this contract is issued.

ANNUITY COMMENCEMENT DATE - The date shown on Page 3.

BENEFICIARY - The person entitled to receive benefits as per the terms of the contract in case of the death of the Annuitant or the Contract Owner or joint Contract Owner as applicable.

COMPANY - The Hartford Life Insurance Company

CONTINGENT ANNUITANT - The person so designated by the Contract Owner who, upon the Annuitant's death, prior to the Annuity Commencement Date becomes the Annuitant.

CONTRACT DATE - The date shown on Page 3. Contract Years are measured from the Contract Date.

CONTRACT OWNER - The owner(s) of the contract.

CURRENT RATE - The applicable interest rate contained in a schedule of rates established by the Company from time to time for various durations.

DUE PROOF OF DEATH - A certified copy of the death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased, or any other proof acceptable to the Company.

GROSS SURRENDER VALUE - That portion of the Account Value specified by the Contract Owner for a full or partial surrender.

GUARANTEE PERIOD - The period for which either an Initial or Subsequent Guarantee Rate is credited.

INITIAL GUARANTEE RATE - The rate of interest credited to the Purchase Payment as described in the Crediting of Interest and Guarantee Periods section. The rate of interest is specified on Page 3.

IN WRITING - A written form satisfactory to the Company and filed at their office in Hartford, Connecticut. All correspondence with the Company should be sent to their office at P.O. Box 2999, Hartford, Connecticut 06104-2999.

NET SURRENDER VALUE - The amount payable to the Contract Owner on full surrender or partial surrender under this contract after the application of any contract charges and/or Market Value Adjustment. It is described in the General Surrenders section of the Termination Provisions.

PREMIUM TAX - The amount of tax, if any, charged by a state or municipality on purchase payments, from Gross Surrender Value upon Surrender, or from the amount applied to effect an annuity.

SUBSEQUENT GUARANTEE RATE - The rate of interest established by the Company for the applicable subsequent Guarantee Period, but in no event less than 3%.

SURRENDER DATE - The date the Company receives the written request for a surrender.

Form HL-12150
Printed in U.S.A.

PURCHASE PAYMENT

PURCHASE PAYMENT - The Purchase Payment is shown on Page 3. Purchase Payments are payable at the designated office(s) of the Company. The Company reserves the right to limit the amount of the Purchase Payment which will be accepted.

ALLOCATION OF PURCHASE PAYMENT

The Purchase Payment (less applicable Premium Taxes, if any) will be allocated to a separate account established by the Company for the Contract Owners of those contracts. The Contract Owner's Account Value will be determined in accordance with the terms of this contract.

CONTRACT CONTROL PROVISIONS

ANNUITANT, CONTINGENT ANNUITANT AND CONTRACT OWNER

The Annuitant may not be changed.

The designations of Contract Owner and Contingent Annuitant will remain in effect until changed by the Contract Owner. Changes in the designation of the Contract Owner may be made during the lifetime of the Annuitant by written notice to the Company. Changes in the designation of the Contingent Annuitant may be made at any time prior to the Annuity Commencement Date by written notice to the Company.

The Contract Owner has the sole power to exercise all rights, options and privileges granted by this contract or permitted by The Company and to agree with the Company to any change in or amendment to the contract. The rights of the Contract Owner shall be subject to the rights of any assignee of record with the Company and of any irrevocably designated Beneficiary. In the case of joint Contract Owners, each Contract Owner alone may exercise all rights, options and privileges, except with respect to Termination Provisions.

BENEFICIARY

The Designated Beneficiary will remain in effect until changed by the Contract Owner. Changes in the Designated Beneficiary may be made during the lifetime of the Annuitant by written notice to the Company. If the Designated Beneficiary has been designated irrevocably, however, such designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of such notice and written consent, if required, at the offices of the Company, the new designation will take effect as of the date of the notice is signed, whether or not the Annuitant or Participant is alive at the time of receipt of such notice. The change will be subject to any payments made or other action taken by the Company before the receipt of the notice.

In the event of the death of the Annuitant when there is no surviving Contingent Annuitant the Beneficiary will be as follows. If the Annuitant is a joint Contract Owner and the death of the Annuitant occurs prior to the Annuity Commencement Date, the Beneficiary shall be the surviving Contract Owner, notwithstanding that the Designated Beneficiary may be different. Otherwise, the Beneficiary will be the Designated Beneficiary then in effect. If there is no Designated Beneficiary in effect or if the Designated Beneficiary is no longer living, the Contract Owner will be the Beneficiary. If the Annuitant is the sole Contract Owner and there is no Designated Beneficiary in effect, the Annuitant's estate will be the Beneficiary.

In the event of the death of the Contract owner prior to the Annuity Commencement Date, the Beneficiary will be as follows. Upon the death of the joint Contract Owner, the Beneficiary will be the surviving joint Contract Owner, not withstanding that the Designated Beneficiary may be different. If the Contract Owner was the sole Contract Owner, the Beneficiary shall be the Designated Beneficiary then in effect. If no Beneficiary designation is in effect or if the Designated Beneficiary has predeceased the Contract Owner, the Contract Owner's estate will be the Beneficiary. At the first death of a joint Contract Owner prior to the Annuity Commencement Date, the Beneficiary shall be the surviving Contract Owner not withstanding that the Designated Beneficiary may be different.

Form HL-12150
Printed in U.S.A.

GENERAL PROVISIONS

THE CONTRACT

This contract constitutes the entire contract.

MINIMUM VALUE STATEMENT

Any values available under the Termination or Surrender Provisions of this contract equal or exceed those required by the state in which the contract is delivered.

MODIFICATION

The only way the contract may be modified is by a written agreement with the Contract Owner signed by our President, or one of our Vice Presidents, Secretaries, or Assistant Secretaries. No modification will affect the amount or term of any annuity begun prior to the modification unless it is required to conform the contract to any Federal or State statute. No modification of the contract will affect the method by which the Contract Owner's Account Value will be determined.

MISSTATEMENT OF AGE AND SEX

If the age and/or sex of the Annuitant is incorrectly stated, death benefits or annuity payments will be adjusted to the payment which would have been provided at the correct age and sex adjusted for any overpayments or underpayments which had been made. The adjusted annuity payment or death benefit will include interest of 3 1/2% in the event of an underpayment or will deduct interest of 3 1/2% in the event of an overpayment.

CHANGE OF ANNUITY COMMENCEMENT DATE

The Contract Owner may change the Annuity Commencement Date provided the Company is notified in Writing 30 days before the proposed Annuity Commencement Date; and the proposed date selected is the later of:

a)  the Annuitant's attained age 85, or

b) the end of the Initial Guarantee Period provided such Initial Guarantee Period is 10 years or less.

NON-PARTICIPATING

This contract is non-participating. It does not earn dividends.

ANNUAL REPORT

The Contract Owner will receive a report once each Contract Year showing the Account Value of this contract and any other information required by the Superintendent of Insurance.

CREDITING OF INTEREST AND GUARANTEE PERIODS

The Purchase Payment (less the Gross Surrender Value of all surrenders made and less applicable Premium Taxes, if any) will earn interest at the Initial Guarantee Rate, compounded annually, during the initial Guarantee Period.

Within 45 days prior to the end of any Guarantee Period, the Company will notify the Contract Owner of the expiry of the current Guarantee Period, and that a subsequent Guarantee Period of the same duration will commence, unless the Contract Owner has:

a) requested, In Writing, a surrender within 30 days prior to the end of the current Guarantee Period; or

b) elected, In Writing, a Guarantee Period of a different duration from among those offered by the Company at the time within 30 days prior to the end of the current Guarantee Period; or

c) selected a subsequent Guarantee Period that extends beyond the Annuity Commencement Date then in effect. In this case, the Company will automatically establish a subsequent Guarantee Period that will end nearest to the Annuity Commencement Date then in effect, unless the Contract Owner elects, In Writing, for a subsequent Guarantee Period of shorter duration.

Form HL-12151
Printed in U.S.A.

The Account Value at the beginning of any subsequent Guarantee Period will be equal to the Account Value at the end of the Guarantee Period just ending. The Account Value will earn interest at the Subsequent Guarantee Rate, compounded annually in the subsequent Guarantee Period. This rate will be at least equal to the Initial Guarantee Rates being credited to Purchase Payments for new contracts at the time the Subsequent Guarantee Rate is determined.

The Initial Guarantee Rate and the Subsequent Guarantee Rate will never be less than 4%. Surrenders made during a Guarantee Period will be subject to a Market Value Adjustment.

TERMINATION PROVISIONS

GENERAL SURRENDERS

Full surrenders may be made under this contract at any time. Partial surrenders may only be made if:

a)  the Gross Surrender Value is at least $1,000; and

b) the remaining Account Value after the Gross Surrender Value has been deducted is at least $5,000.

In the case of all surrenders, the Account Value will be reduced by the Gross Surrender Value on the Surrender Date and the Net Surrender Value will be payable to the Contract Owner. Except as provided for in the Special Surrender Section, the Net Surrender Value is calculated by the Company on a daily basis as follows:

    (A - B) x C, where:

     A   =  the Gross Surrender Value reduced by any applicable Annual
            Contract Maintenance Fee;
     B   =  the surrender charge, shown on Page 3, plus any unpaid
            Premium Taxes;
     C   =  the Market Value Adjustment described below.

MARKET VALUE ADJUSTMENT

The formula which will be used to determine the Market Value Adjustment is calculated by the Company on a daily basis as follows:

      1 + I
    [-------] [TO THE POWER OF N/12]
      1 + J

            I   =   Guarantee Rate in effect for the Current Guarantee Period
                    (expressed as a decimal, e.g. -1% = .01).
            J   =   The Current Rate (expressed as a decimal, e.g. -1% = .01) in effect for durations equal to the number of years remaining in the current Guarantee Period (years are rounded to the
                    next highest number of years). If not available, the Company will utilize a rate equal to the most recent Moody's
                    Corporate Bond Yield Average - Monthly Average Corporates
                    (for the applicable duration) as published by Moody's
                    investors Service, Inc. In the event the Moody's Corporate
                    Bond Yield Average - monthly Average Corporates is no longer available, a suitable replacement index, subject to the
                    approval of the Superintendent, would be utilized.
            N   =   The number of complete months from the Surrender Date to the end of the current Guarantee Period.

Form HL-12151
Printed in U.S.A.

SPECIAL SURRENDERS

A full or partial surrender made at the end of a Guarantee Period may be subject to a surrender charge as set forth on page 3. A Market Value Adjustment will not be applied. A request for a surrender at the end of a Guarantee Period must be received In Writing during the 30 day period preceding the end of such Guarantee Period.

In addition, if the Contract Owner notifies the Company, In Writing, the Company will send the Contract Owner any interst credited during the prior Contract Year. No surrender charge or Market Value Adjustment will be imposed on such interest payments.

TERMINATION AFTER THE ANNUITY COMMENCEMENT DATE

This contract may not be surrendered after the commencement of annuity payments.

PAYMENT UPON SURRENDER - DEFERRAL OF PAYMENT

The Company may defer payment of a partial or full surrender request for up to six months from the date of the request. If payment is deferred for more than 10 days from the date the request is received, the Company will pay interest of 4 1/2% or the interest rate currently being paid on proceeds left under the interest settlement option, whichever is higher, on the amount deferred.

DEATH BENEFIT

If the Annuitant dies prior to the Annuity Commencement Date and there is no designated Contingent Annuitant surviving, or if the Contract Owner dies before the Annuity Commencement Date, the death benefit will be payable to the Beneficiary as determined under the Control Provisions. The death benefit equals the Account Value as of the date the Company receives written notification of Due Proof of Death.

The death benefit will be due and payable within a reasonable period of time (not to exceed 6 months) after the Company receives Due Proof of Death. The death benefit may be taken in one sum or under any of the annuity options available under the contract provided however, that, in the event of the Contract Owner's death, any annuity option selected must provide that any amount payable as a death benefit will be distributed within 5 years of the date of death; or, if the annuity option selected provides for the death benefit to be payable over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary, such distribution must commence within one year of the date of death. Notwithstanding the previous sentence, if the Beneficiary is the spouse of the Contract Owner and the Annuitant is living, such spouse may elect, in lieu of receiving the death benefit, to be treated as the Contract Owner.

SETTLEMENT PROVISIONS

ANNUITY BENEFIT

On the Annuity Commencement Date, unless directed otherwise, the Company will apply the Contract Owner's Account Value multiplied by the Market Value Adjustment, if any, to purchase the monthly income payments according to the Annuity Option elected. If the Annuity Commencement Date coincides with the end of any Guarantee Period, no Market Value Adjustment will be applied in the determination of the monthly income payments. No surrender charge will be applied upon annuitization.

Form HL-12152
Printed in U.S.A.

ELECTION OF ANNUITY OPTIONS

The Contract Owner may elect any of the annuity options described below or any other Annuity Option being offered by the Company at the time of annuitization. In the absence of such election, the second option providing a life annuity with 120 monthly payments certain will apply.

Election of any of these options must be made In Writing to the Company at least 30 days prior to the date such election is to become effective.

DATE OF PAYMENT

The first payment under any option shall be made on the tenth day of the month following the Annuity Commencement Date. Subsequent payments shall be made on the tenth day of each month in accordance with the manner of payment selected.

The Contract Owner, or in the event the Contract Owner has not done so, the Beneficiary after the death of the Annuitant, may elect, in lieu of payment in one sum, that any amount or part thereof due by the Company under this contract to the Beneficiary will be applied under any of the options described below. Such election must be made within one year after the death of the Annuitant by written notice to the offices of the Company.

DEATH OF ANNUITANT

In the event of the death of the Annuitant while receiving annuity payments, the present values of the current dollar amount on the date of death of any remaining guaranteed number of payments, or any then remaining balance of proceeds under the Fifth Option will be paid in one sum to the Beneficiary unless other provisions shall have been made and approved by the Company. However, if the Contract Owner was also the Annuitant, any method of distribution must provide that any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect at the Contract Owner's death. Calculations of such present value of the guaranteed payments remaining will be based on the interest rate that is used by the Company to determine the amount of each certain payment.

ANNUITY OPTIONS

FIRST OPTION - Life Annuity - An annuity payable monthly during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.

SECOND OPTION - Life Annuity - with 120, 180, or 240 Monthly Payments Certain - An annuity providing monthly income to the Annuitant for a fixed period of 120 months, 180 months, or 240 months (as selected), and for as long thereafter as the Annuitant shall live.

THIRD OPTION - Cash Refund Life Annuity - An annuity payable monthly during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant provided that, at the death of the Annuitant, the beneficiary will receive an additional payment equal to the excess, if any, of (a) over (b) where: (a) is the Account Value applied on the Annuity Commencement Date under this option: and (b) is the dollar amount of annuity payments already paid.

FOURTH OPTION - Joint and Last Survivor Life Annuity - An annuity payable monthly during the joint lifetime of the Annuitant and a secondary payee, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.

FIFTH OPTION - Payments for a designated Period - An amount payable monthly for the number of years selected which may be from 5 to 30 years.

Form HL-12152
Printed in U.S.A.

ANNUITY TABLES

The attached tables show the dollar amount of monthly payments for each $1,000 applied under the five options. Under the First, Second, or Third Options, the amount of each payment will depend upon the age and sex of the Annuitant at the time the first payment is due. Under the Fourth Option, the amount of each payment will depend upon the sex of both payees and their ages at the time first payment is due.

MINIMUM PAYMENT

The option elected must result in a payment of at least $20.00. If at any time payments are less than $20.00, the Company has the right to change the frequency to an interval resulting in a payment of at least $20.00. If any amount due is less than $20.00 per year, the Company may make other arrangements that are equitable to the Annuitant.

DESCRIPTION OF TABLES

The tables for the First, Second, Third and Fourth Options are based on the 1983a. Individual Annuity Mortality Table with ages set back one year and a net investment rate of 4% per annum. The Table for the Fifth Option is based on a net investment rate of 4% per annum.

Form HL-12146
Printed in U.S.A.

                        AMOUNT OF FIRST MONTHLY PAYMENT
                            FOR EACH $1,000 APPLIED

FIRST, SECOND AND THIRD OPTIONS - SINGLE LIFE ANNUITIES WITH:

                                   MALE PAYEE
                           MONTHLY PAYMENTS GUARANTEED
AGE    NONE          120          180          240           CASH REFUND
---------------------------------------------------------------------------
 35     $4.03        $4.02        $4.01        $3.99             $3.99
 40      4.22         4.21         4.19         4.16              4.16
 45      4.47         4.44         4.41         4.36              4.36
 50      4.79         4.74         4.68         4.60              4.63
 51      4.86         4.81         4.74         4.65              4.68
 52      4.94         4.88         4.80         4.71              4.74
 53      5.02         4.95         4 87         4.76              4.81
 54      5.10         5.03         4.94         4.82              4.88
 55      5.19         5.11         5.01         4.88              4.95
 56      5.29         5.20         5.09         4.94              5.03
 57      5.39         5.29         5.17         5.00              5.11
 58      5.49         5.38         5.25         5.06              5.20
 59      5.61         5.48         5.33         5.12              5.28
 60      5.73         5.59         5.42         5.18              5.38
 61      5.86         5.70         5.51         5.24              5.48
 62      6.00         5.82         5.60         5.31              5.59
 63      6.16         5.95         5.69         5.37              5.71
 64      6.32         6.08         5.79         5.43              5.84
 65      6.49         6.21         5.89         5.48              5.98
 66      6.68         6.35         5.98         5.54              6.13
 67      6.88         6.50         6.08         5.59              6.23
 68      7.09         6.65         6.18         5.64              6.40
 69      7.31         6.81         6.28         5.69              6.58
 70      7.56         6.97         6.37         5.73              6.77
 75      9.05         7.83         6.80         5.89              7.89
 80     11.16         8.66         7.10         5.97              9.86

                                  FEMALE PAYEE
                           MONTHLY PAYMENTS GUARANTEE
AGE    NONE         120          180          240           CASH REFUND
----  --------------------------------------------------------------------
 35    $3.86        $3.86        $3.85        $3.84             $3.84
 40     4.01         4.00         3.99         3.98              3.98
 45     4.19         4.18         4.17         4.15              4.15
 50     4.44         4.42         4.39         4.36              4.37
 51     4.50         4.47         4.45         4.40              4.41
 52     4.56         4.53         4.50         4.45              4.47
 53     4.62         4.59         4.56         4.50              4.51
 54     4.69         4.66         4.62         4.56              4.58
 55     4.76         4.72         4.68         4.61              4.64
 56     4.84         4.80         4.74         4.67              4.70
 57     4.92         4.87         4.81         4.73              4.77
 58     5.00         4.95         4 88         4.79              4.84
 59     5.09         5.03         4.96         4.85              4.91
 60     5.19         5.12         5.04         4.91              5.02
 61     5.29         5.22         5.12         4.98              5.07
 62     5.40         5.32         5.21         5.05              5.17
 63     5.52         5.42         5.30         5.11              5.26
 64     5.65         5.53         5.39         5.18              5.36
 65     5.78         5.65         5.49         5.25              5.48
 66     5.92         5.77         5.58         5.32              5.59
 67     6.08         5.90         5.69         5.39              5.72
 68     6.24         6.04         5.79         5.45              5.86
 69     6.42         6.19         5.90         5.51              6.01
 70     6.61         6.34         6.01         5.58              6.18
 75     7.83         7.21         6.54         5.82              7.21
 80     9.65         8.19         6.97         5.94              8.68

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

   AGE OF                           AGE OF FEMALE PAYEE
 MALE PAYEE     35           40           45           50           55
-----------------------------------------------------------------------------
     35        $3.62        $3.68        $3.73        $3.77        $3.81
     40         3.65         3.73         3.80         3.86         3.92
     45         3.68         3.77         3.86         3.95         4.04
     50         3.70         3.80         3.92         4.04         4.16
     55         3.72         3.83         3.96         4.11         4.27
     60         3.73         3.85         4.00         4.17         4.36
     65         3.74         3.87         4.03         4.21         4.44
     70         3.75         3.88         4.05         4.25         4.50
     75         3.76         3.89         4.06         4.27         4.54
     80         3.76         3.90         4.07         4.29         4.57

   AGE OF                        AGE OF FEMALE PAYEE
 MALE PAYEE     60           65           70           75           80
------------  ----------------------------------------------------------
     35        $3.84        $3.87        $3.89        $3.90        $3.91
     40         3.97         4.01         4.04         4.07         4.09
     45         4.12         4.18         4.23         4.27         4.30
     50         4.27         4.37         4.45         4.52         4.57
     55         4.43         4.58         4.71         4.81         4.89
     60         4.57         4.79         4.99         5.17         5.30
     65         4.70         4.99         5.29         5.57         5.80
     70         4.81         5.17         5.57         5.99         6.38
     75         4.88         5.31         5.82         6.40         7.00
     80         4.94         5.41         6.01         6.75         7.58

FIFTH OPTION - PAYMENTS FOR A DESIGNATED PERIOD

                         AMOUNT OF                         AMOUNT OF                        AMOUNT OF
         NO. OF           MONTHLY          NO. OF           MONTHLY          NO. OF          MONTHLY
          YEARS          PAYMENTS           YEARS          PAYMENTS           YEARS          PAYMENTS
---------------------------------------------------------------------------------------------------------
             5             $18.32             10             $10.06             15             $7.34
             6              15.56             11               9.31             16              7.00
             7              13.59             12               8.69             17              6.71
             8              12.12             13               8.17             18              6.44
             9              10.97             14               7.72             19              6.21

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
         NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
          YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
----  -------------------------------------------------------------------------------------------------
            20             $6.00             25             $5.22             30             $4.72
            21              5.81             26              5.10
            22              5.64             27              5.00
            23              5.49             28              4.90
            24              5.35             29              4.80

The monthly payment for any ages not shown will be quoted upon request.

                                     [LOGO]
                                  THE HARTFORD

Form HL-12129
Printed in U.S.A

                                     [LOGO]
                                  THE HARTFORD

GUARANTEE PERIOD TRANSFER RIDER

This rider is issued as part of the contract to which it is attached. The Date of Issue and Contract Date applicable to this rider are the same as those of the contract.

The General Provisions of the contract to which this rider is attached are amended by adding the following:

TRANSFERS BETWEEN GUARANTEE PERIODS

Once each Contract Year, the Contract Owner may elect, In Writing, to transfer out of the current Guarantee Period and into a Guarantee Period of different duration. At that time, a new Guarantee Period will be established for the duration chosen by the Contract Owner, and the Account Value at the beginning of the new Guarantee Period will equal the Account Value for the current Guarantee Period multiplied by the Market Value Adjustment for the current Guarantee Period. The Company reserves the right to charge for any such transfer by reducing the Account Value at the beginning of the new Guarantee Period by an amount not to exceed $50.00.

Surrender charges will continue to be based on the appropriate Contract Year as determined from the original Contract Date.

Signed for the HARTFORD LIFE INSURANCE COMPANY

     /s/ John P. Ginnatti                 /s/ R.S. Lackey
     -----------------------------------  -----------------------------------
     John P. Ginnatti, SECRETARY          R.S. Lackey, PRESIDENT

Form HL-12168
Printed in U.S.A

Annuity               [LOGO]        REGULAR MAIL TO:
Application        THE HARTFORD     HARTFORD LIFE INSURANCE COMPANY
Please Print                        ATTN: BROKER/DEALER OPERATIONS - CRC
                                    P.O. BOX 2999
                                    HARTFORD, CT 06104-2999
                                    EXPRESS MAIL TO: 200 HOPMEADOW STREET
                                    SIMSBURY, CT 06089

CONTRACT OWNER (Also the Annuitant unless the Annuitant block below is completed)
-------------------------------------------------------------------------------------------------------------------------------

Name                              Street, City, State, Zip Code   Sex         Birthdate (Mo. Day Yr.)    Tax ID/Soc. Sec. No.
Matthew Brown                     1 Main st,                      /X/ Male    11-12-51                   123-45-6789
                                  Hartford CT 06106               / / Female

JOINT CONTRACT OWNER
--------------------------------------------------------------------------------------------------------------------------------
Name                              Street, City, State, Zip Code               Birthdate (Mo. Day Yr.)    Tax ID/Soc. Sec. No.

ANNUITANT (If other than
Contract Owner)
--------------------------------------------------------------------------------------------------------------------------------
Name                              Street, City, State, Zip Code   Sex         Birthdate (Mo. Day Yr.)    Tax ID/Soc. Sec. No.
                                                                  / / Male
                                                                  / / Female

CONTINGENT ANNUITANT
--------------------------------------------------------------------------------------------------------------------------------
Name                              Street, City, State, Zip Code   Sex         Birthdate (Mo. Day Yr.)    Tax ID/Soc. Sec. No.
                                                                  / / Male
                                                                  / / Female

DESIGNATED BENEFICIARY
------------------------------------------------------------------------------------------------------------------------------
Primary                         Relationship                    Contingent                               Relationship
Kelly Brown                     Wife

CONTRACT PROVISIONS
-------------------------------------------------------------------------------------------------------------------------------

A.   The Purchase Payment in the amount of $5,000 is submitted herewith.

B.   The Initial           / / 3 Years   /X/ 5 Years    / / 6 Years    / / 7 Years   / / 8 Years   / / 9 Years
     Guarantee Period is:

                           / / 10 Years  / / Other            (Subject to availability)

SPECIAL REMARKS
----------------------------------------------------------------------------------------------------------------
FOR TAX QUALIFIED PLAN.         Check appropriate box         / / IRA Rollover         / / 403(b) Rollover

Tax year in which contribution is being made

Unless a box has been checked, it will be assumed that this is going to be a non-qualified Plan.

REPLACEMENT
----------------------------------------------------------------------------------------------------------------------------
Will the annuity applied for replace one or more existing annuity or life         / / Yes     /X/ No
insurance contracts?

If yes. explain

Have you purchased another Hartford annuity during the previous 12 months?        / / Yes     /X/ No

I hereby represent my answers to the above questions to be true and correct to the best of my knowledge and belief.

/X/    RECEIPT OF A PROSPECTUS IS HEREBY ACKNOWLEDGED. If not checked, the appropriate prospectus will be mailed to you.

Amounts payable under the contract for which you are applying are subject to a market value adjustment prior to maturity.

SIGNED AT        Hartford, CT                                ON     September 27,1987
                 ------------------------------------------         ---------------------------------------------------
REGISTERED
REPRESENTATIVE   John Adams
                 ------------------------------------------         ---------------------------------------------------
                 (Print)                                            (Signature of Contract Owner)
                 John Adams
                 ------------------------------------------         ---------------------------------------------------
                 (Signature)                                        (Signature of Joint Contract Owner)
                                                                    ---------------------------------------------------
                                                                    (Signature of Annuitant if other than Contract
                                                                    Owner)

MUST BE COMPLETED BY REGISTERED REPRESENTATIVE
-----------------------------------------------------------------------------------------------------------------------
Do you have reason to believe the Contract applied for will replace existing annuities or insurance   / / Yes /X/ No
owned by the annuitant?

Registered Representative Signature       John Adams
                                          ------------------------------
Print or type Representative name         John Adams
                                          ------------------------------

Registered
Representative Code       1122 334455                                Broker/Dealer              Paine Webber
                          ---------------                                                       --------------------
                                                                     Sales/Branch Office        Hartford
                                                                                                --------------------
Field Office Code               121        Staff Code         40     Telephone                  529-9000
                          ---------------                  --------                             --------------------

Form HL-12155
Printed in U.S.A

                                     [LOGO]
                                  THE HARTFORD

                        HARTFORD LIFE INSURANCE COMPANY
                                 P.O. BOX 2999
                        HARTFORD CONNECTICUT 06104-2999
                        (A stock life insurance company)

              INDIVIDUAL SINGLE PREMIUM DEFERRED ANNUITY CONTRACT

Form HL-12148                                        INDIVIDUAL SINGLE PREMIUM
Printed in U.S.A.                                    DEFERRED ANNUITY CONTRACT